SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 15, 1999


                             FBR CAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                    33-58694                    13-3465289
----------------------------       -----------                 -------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


20 East University, Suite 304, Tempe, Arizona                      85281
---------------------------------------------                    ----------
  (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (602) 967-5800


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired

         The financial statements and schedules for Vitrix Incorporated which were previously omitted from the Form 8-K filed on April 30, 1999 are included herewith commencing on page F-1.

(b)      Pro Forma Financial Information

         See (a) above

(c)      Exhibits

         None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FBR CAPITAL CORPORATION



Date: June 29, 1999                     By /s/ Philip R. Shumway
                                           -------------------------------------
                                           Philip R. Shumway
                                           President and Chief Executive Officer

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Vitrix Incorporated
Phoenix, Arizona

We have audited the accompanying balance sheet of Vitrix Incorporated as of June 30, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 1997 and 1998. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitrix Incorporated as of June 30, 1998, and the results of its operations and its cash flows for the years ended June 30, 1997 and 1998, in conformity with generally accepted accounting principles.


BDO Seidman, LLP

Los Angeles, California
May 24, 1999

                               VITRIX INCORPORATED
                                 BALANCE SHEETS

                                     ASSETS

                                                         JUNE 30,     MARCH 31,
                                                          1998          1999
                                                        ---------     ---------
                                                                     (UNAUDITED)
CURRENT ASSETS:
      Cash and cash equivalents (Note 1)                $  96,775     $ 254,903
      Accounts receivable - trade, net (Note 1)            35,167        40,193
      Inventory (Note 1)                                   17,045        28,537
      Prepaid expenses and other current assets             3,114        11,714
                                                        ---------     ---------
            TOTAL CURRENT ASSETS                          152,101       335,347

PROPERTY AND EQUIPMENT, NET (NOTES 1 AND 2)                34,347        53,420
                                                        ---------     ---------
      TOTAL ASSETS                                      $ 186,448     $ 388,767
                                                        =========     =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
      Current portion of long-term debt (Note 3)        $      --     $   6,953
      Accounts payable                                     41,100        64,273
      Accrued liabilities                                  51,042        24,116
                                                        ---------     ---------
            TOTAL CURRENT LIABILITIES                      92,142        95,342

LONG-TERM DEBT, LESS CURRENT PORTION;
 RELATED PARTY IN 1998 (NOTE 3)                           200,000        14,282
                                                        ---------     ---------
            TOTAL LIABILITIES                             292,142       109,624
                                                        ---------     ---------

COMMITMENTS: (NOTE 5)                                          --            --

STOCKHOLDERS' EQUITY (DEFICIT): (NOTE 6)
      Common stock, no par value, 10,000,000
        shares authorized, 7,020,000 and 9,314,445
        shares issued and outstanding, respectively       358,745       814,233
      Contributed capital                                 136,876       136,876
      Accumulated deficit                                (601,315)     (671,966)
                                                        ---------     ---------
            TOTAL STOCKHOLDERS' EQUITY (DEFICIT)         (105,694)      279,143
                                                        ---------     ---------
            TOTAL LIABILITIES AND STOCKHOLDERS'
              EQUITY (DEFICIT)                          $ 186,448     $ 388,767
                                                        =========     =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                               VITRIX INCORPORATED
                            STATEMENTS OF OPERATIONS

                                                              NINE MONTHS
                                   YEARS ENDED JUNE 30,      ENDED MARCH 31,
                                  ---------------------   ---------------------
                                    1998         1997       1999        1998
                                  ---------   ---------   ---------   ---------
                                                               (UNAUDITED)
REVENUES:
    Product sales                 $ 267,697   $  56,579   $ 515,352   $ 171,851
    Services revenue                  1,980       6,719      15,549          73
                                  ---------   ---------   ---------   ---------
        TOTAL REVENUES              269,677      63,298     530,901     171,924

COST OF REVENUES                     95,884      39,708     164,838      64,985
                                  ---------   ---------   ---------   ---------
GROSS PROFIT                        173,793      23,590     366,063     106,939
                                  ---------   ---------   ---------   ---------
COSTS AND EXPENSES:
    Sales and marketing             206,214      93,877     170,630     159,660
    Research and development        117,515     106,506     140,375      88,438
    General and administrative      105,073      65,663     106,102      71,085
                                  ---------   ---------   ---------   ---------
        TOTAL COSTS AND EXPENSES    428,802     266,046     417,107     319,183
                                  ---------   ---------   ---------   ---------

NET LOSS FROM OPERATIONS           (255,009)   (242,456)    (51,044)   (212,244)
                                  ---------   ---------   ---------   ---------
OTHER INCOME (EXPENSE):
    Interest expense                (35,543)    (34,647)    (22,782)    (27,104)
    Interest income                   6,293       4,205       3,175       6,009
                                  ---------   ---------   ---------   ---------
                                    (29,250)    (30,442)    (19,607)    (21,095)
                                  ---------   ---------   ---------   ---------
NET LOSS                          $(284,259)  $(272,898)  $ (70,651)  $(233,339)
                                  =========   =========   =========   =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                               VITRIX INCORPORATED
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                            COMMON STOCK         CONTRIBUTED   ACCUMULATED
                                         SHARES       AMOUNT       CAPITAL       DEFICIT        TOTAL
                                        ---------    ---------    ---------     ---------     ---------
Balance at June 30, 1996                4,000,000    $     400    $      --     $ (44,158)    $ (43,758)
      Sale of common stock
         net of costs of $45,080          480,000      254,920           --            --       254,920
      Net loss                                 --           --           --      (272,898)     (272,898)
                                        ---------    ---------    ---------     ---------     ---------

Balance at June 30, 1997                4,480,000      255,320           --      (317,056)      (61,736)
      Issuance of common stock
        to employees and directors        240,000        2,225           --            --         2,225
      Sale of common stock              2,300,000      101,200           --            --       101,200
      Forgiveness of related party
        debt and interest                      --           --      136,876            --       136,876
      Net loss                                 --           --           --      (284,259)     (284,259)
                                        ---------    ---------    ---------     ---------     ---------

Balance at June 30, 1998                7,020,000      358,745      136,876      (601,315)     (105,694)
      Conversion of related party
        debt and interest (Unaudited)   1,363,000      264,570           --            --       264,570
      Sale of common stock
         net of costs of $9,063
           (Unaudited)                    931,445      190,918           --            --       190,918
      Net loss (Unaudited)                     --           --           --       (70,651)      (70,651)
                                        ---------    ---------    ---------     ---------     ---------

Balance at March 31, 1999 (Unaudited)   9,314,445    $ 814,233    $ 136,876     $(671,966)    $ 279,143
                                        =========    =========    =========     =========     =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                               VITRIX INCORPORATED
                            STATEMENTS OF CASH FLOWS

                                                                                       NINE MONTHS
                                                         YEARS ENDED JUNE 30,        ENDED MARCH 31,
                                                        ----------------------    ----------------------
                                                          1998         1997         1999         1998
                                                        ---------    ---------    ---------    ---------
                                                                                        (UNAUDITED)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                               $(284,259)   $(272,898)   $ (70,651)   $(233,339)
 Adjustments to reconcile net loss to net
       cash provided (used) by operating activities:
       Depreciation                                        20,367       13,137       20,701       15,141
       Accrued interest converted to equity                26,876           --       64,570           --
 Changes in Assets and Liabilities:
       Accounts receivable-trade                           (5,213)     (29,953)      (5,026)      (1,776)
       Inventory                                            7,426       (5,973)     (11,492)      12,273
       Prepaid expenses and other current assets           (3,114)          --       (8,600)          --
       Accounts payable                                    13,854       24,345       23,173        3,671
       Accrued liabilities                                  7,627       36,625      (26,926)      20,003
                                                        ---------    ---------    ---------    ---------
          NET CASH USED BY OPERATING ACTIVITIES          (216,436)    (234,717)     (14,251)    (184,027)
                                                        ---------    ---------    ---------    ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment                 (10,607)     (31,078)     (15,725)      (5,097)
                                                        ---------    ---------    ---------    ---------

 CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from notes payable to related parties          --      210,000           --           --
       Repayment of capital leases                             --           --       (2,814)          --
       Proceeds from issuance of stock                    103,425      254,920      190,918           --
                                                        ---------    ---------    ---------    ---------
         NET CASH PROVIDED BY FINANCING ACTIVITIES        103,425      464,920      188,104           --
                                                        ---------    ---------    ---------    ---------

Net change in cash and cash equivalents                  (123,618)     199,125      158,128     (189,124)

Cash and cash equivalents at beginning of period          220,393       21,268       96,775      220,393
                                                        ---------    ---------    ---------    ---------

Cash and cash equivalents at end of period              $  96,775    $ 220,393    $ 254,903    $  31,269
                                                        =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Interest paid                                     $   2,710    $     300    $   2,541    $   2,110
                                                        =========    =========    =========    =========
      Income taxes paid                                 $      --    $      --    $      --    $      --
                                                        =========    =========    =========    =========

NONCASH INVESTING AND FINANCING ACTIVITIES:
      Assets acquired by entering into capital leases   $      --    $      --    $  24,049    $      --
                                                        =========    =========    =========    =========
      Conversion of related party notes and accrued
        interest to equity                              $ 136,876    $      --    $ 264,570    $      --
                                                        =========    =========    =========    =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                               VITRIX INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 1
   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
                                   ESTIMATES:
--------------------------------------------------------------------------------

NATURE OF BUSINESS:

Vitrix Incorporated (the "Company"), an Arizona corporation formed on April 26, 1996, develops time and labor management solutions that help its customers improve productivity by automating data collection, staff scheduling and management of labor resources. Its proprietary software applications are targeted to small to mid-size companies and are sold via the Internet from the Vitrix Online Store, resellers and directly through Vitrix's sales representatives.

INTERIM FINANCIAL INFORMATION:

The interim financial statements for the nine month periods ended March 31, 1999 and 1998 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim period. The results of operations for the nine month period March 31, 1999 are not necessarily indicative of the results for the entire year.

PERVASIVENESS OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

ACCOUNTS RECEIVABLE - TRADE:

The Company provides for potentially uncollectible accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. As of June 30, 1998 a provision for uncollectible accounts has been established in the amount of $7,706. Management believes all receivables are fully collectible as of March 31, 1999. Accordingly, no provision for uncollectible accounts has been made.

INVENTORY:

Inventory is stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. The average lives range from three to five years. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense was $20,367 and $13,137, respectively, for the years ended June 30, 1998 and 1997, and $20,701 and $15,141, respectively, for the nine months ended March 31, 1999 and 1998 (unaudited).

                               VITRIX INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (Continued)

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 1
   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
                             ESTIMATES: (CONTINUED)
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT (CONTINUED):

The Company is the lessee of computer equipment, with an original cost of approximately $24,000, under two (2) capital lease agreements expiring through November 2001. The assets and liabilities under the capital lease agreements are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are being depreciated over their estimated productive lives. Depreciation of the assets under the capital lease agreements is included in depreciation expense as noted above.

SOFTWARE DEVELOPMENT COSTS:

The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgement by management with respect to certain external factors including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology. Amortization of capitalized software development costs begins when the products are available for general release to customers and is computed on a product-by-product basis using straight-line amortization with useful lives of five years or, if less, the remaining estimated economic life of the product. Amounts related to internal software development that could be capitalized under this statement were immaterial.


REVENUE RECOGNITION AND DEFERRED REVENUE:

The Company derives its revenues from the sale of frontline labor management systems as well as sales of application software, parts and components. The Company's systems consist of fully integrated software and intelligent data collection terminals. The Company also derives revenues by providing maintenance, professional and educational services to its direct customers. The Company recognizes revenues from sales of its systems, application software, parts and components at the time of shipment, unless the Company has significant obligations remaining. When significant obligations remain, revenue is not recognized until such obligations have been completed or are no longer significant. The Company recognizes revenues from its sales-type leases of systems at time of shipment. Service revenues are recognized ratably over the contractual period or as the services are performed. Service revenue under long-term contacts has been immaterial through March 31, 1999. Accordingly no revenue has been deferred under service contracts.

The Company provides installation services and certain warranties to its customers. It also provides, without additional charge, certain software product enhancements for customers covered under software maintenance contracts. The provision for these expenses are made at the time revenues are recognized.

                               VITRIX INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (Continued)

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 1
   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
                             ESTIMATES: (CONTINUED)
--------------------------------------------------------------------------------

DEFERRED INCOME TAXES:

Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, there is uncertainty of the utilization of the operating losses in future periods. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

STOCK-BASED COMPENSATION:

The Company has elected to follow Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees" (APB 25) and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

--------------------------------------------------------------------------------
                                     NOTE 2
                             PROPERTY AND EQUIPMENT:
--------------------------------------------------------------------------------

At June 30, 1998 and March 31, 1999, property and equipment consists of:

                                                      June 30,        March 31,
                                                        1998            1999
                                                      --------        --------
                                                                     (unaudited)
Computers and  equipment                              $ 64,488        $102,985
Furniture and fixtures                                   4,867           6,144
                                                      --------        --------
                                                        69,355         109,129
Less: accumulated depreciation                         (35,008)        (55,709)
                                                      --------        --------

                                                      $ 34,347        $ 53,420
                                                      ========        ========

                               VITRIX INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (Continued)

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 3
                                 LONG-TERM DEBT
--------------------------------------------------------------------------------

At June 30, 1998 and March 31, 1999, long-term debt consists of the following:

                                                        June 30,     March 31,
                                                         1998          1999
                                                       ---------     ---------
                                                                    (unaudited)

Note payable to related party, interest at 15%,
payable in two installments of $50,000 plus
interest, due December 20, 1999 and June 20,
2000, secured by all assets of the Company.            $ 100,000     $      --

Note payable to related party, interest at 15%,
payable in two installments of $50,000 plus
interest, due December 20, 1999 and June 20,
2000, secured by all assets of the Company.              100,000            --

Capital leases payable, interest at rates
ranging from 20% to 24%, payable in monthly
installments of principal and interest,
maturing through November 2001                                --        21,235
                                                       ---------     ---------

                                                         200,000        21,235
Less: current portion                                         --        (6,953)
                                                       ---------     ---------

Long-term debt                                         $ 200,000     $  14,282
                                                       =========     =========

During 1996, the Company entered into a debt financing agreement for $310,000 with T.P.B. Investment Limited Partnership (TPB), which is owned by a member of the Company's Board of Directors. On June 20, 1998, TPB converted debt of $110,000, together with accrued interest thereon of approximately $27,000, to contributed capital.

On March 3, 1999, TPB agreed to convert the remaining principal and accrued interest outstanding on its notes. The agreement calls for the conversion of the remaining $200,000 principal and accrued interest of $64,570 in exchange for 1,363,000 shares of the Company's common stock.

As of March 31, 1999 (unaudited) future minimum lease payments due under the capital lease agreements, are as follows:

            Year Ending
             March 31,
             ---------
               2000                                                    $ 10,863
               2001                                                      10,863
               2002                                                       9,519
                                                                       --------

Total minimum lease payments                                             31,245
Less: amount representing interest                                      (10,010)
                                                                       --------
Present value of net minimum lease payments                              21,235
Less: current maturities of capital lease obligations                    (6,953)
                                                                       --------
      Long-term maturities of capital lease obligations                $ 14,282
                                                                       ========

                               VITRIX INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (Continued)

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 4
                                  INCOME TAXES:
--------------------------------------------------------------------------------

As of June 30, 1998 and March 31, 1999, deferred tax assets consist of the following:

                                                    June 30,          March 31,
                                                     1998               1999
                                                   ---------          ---------
                                                                     (unaudited)
Federal loss carryforwards                         $ 110,000          $ 135,000
State loss carryforwards                              25,000             30,000
                                                   ---------          ---------
                                                     135,000            165,000
Less: valuation allowances                          (135,000)          (165,000)
                                                   ---------          ---------
                                                   $      --          $      --
                                                   =========          =========


The Company has established a valuation allowance equal to the full amount of the deferred tax assets primarily because of uncertainty in the utilization of net operating loss carryforwards.

As a result of stock ownership changes during 1997 and 1998, the Company's ability to utilize net operating losses in the future could be limited, in whole or part, under Internal Revenue Code Section 382. The Company was treated as an S-Corporation for income tax purposes through May 13, 1997. As of June 30, 1998 and March 31, 1999 the Company's federal net operating loss carryforwards were approximately $325,000 and $395,000 (unaudited), respectively, and begin expiring in 2012.

--------------------------------------------------------------------------------
                                     NOTE 5
                                  COMMITMENTS:
--------------------------------------------------------------------------------

The Company currently leases office space in Tempe, Arizona under a non-cancelable operating lease agreement which expires in May 2001. For the years ended June 30, 1998 and 1997, expense under the aforementioned non-cancelable operating lease agreements was approximately $20,000 and $16,000, respectively. For the nine month periods ended March 31, 1999 and 1998, expense under the aforementioned non-cancelable operating lease agreements was approximately $24,000 and $15,000(unaudited), respectively.

Future minimum lease payments due under the operating lease agreements are as follows:

                                            Year Ending
                                         --------------------
                                         June 30,    March 31,
                                         --------    --------
                                                    (unaudited)
                  Year
                  ----
                  1999                   $ 35,526    $     --
                  2000                     36,484      36,165
                  2001                     34,249      37,123
                  2002                         --       9,341
                                         --------    --------
                                         $106,259    $ 82,629
                                         ========    ========

                               VITRIX INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (Continued)

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 6
                              STOCKHOLDERS' EQUITY:
--------------------------------------------------------------------------------

                                 STOCK OPTIONS:

During 1996, the Board of Directors authorized the implementation of an equity incentive plan for certain employees, directors, consultants and independent contractors. As of March 31, 1999 (unaudited) the Company has reserved an aggregate of 1,000,000 shares of common stock for distribution under the plan. The exercise price will be determined by the Board of Directors. Incentive stock options granted under the plan may be granted to employees only, and may not have an exercise price less than the fair market value the common stock on the date of grant. Options may be exercised on a one-for-one basis, with a maximum term of ten (10) years from the date of grant.

A summary of the activity of the plan follows:

                                                    Number of   Weighted Average
                                                     Options     Exercise Price
                                                     --------    ---------------
      Outstanding at June 30, 1996                         --       $     --
      Granted                                         165,000           .215
                                                     --------       --------

      Outstanding at June 30, 1997                    165,000           .215
      Granted                                          20,000           .215
      Forfeited                                            --             --
                                                     --------       --------

      Outstanding at June 30, 1998                    185,000           .215
      Granted (unaudited)                             589,000           .215
      Forfeited (unaudited)                           (60,000)          .215
                                                     --------       --------

      Outstanding at March 31, 1999 (unaudited)       714,000       $   .215
                                                     ========       ========

Additional information about outstanding options to purchase the Company's common stock as of March 31, 1999 is as follows:

                              Options Outstanding                   Options Exercisable
                  --------------------------------------------   --------------------------
                               Weighted Avg.
                                 Remaining
                  Number of    Contractural     Weighted Avg.    Number of   Weighted Avg.
Exercise Price     Shares     Life (In Years)   Exercise Price    Shares     Exercise Price
--------------    ---------   ---------------   --------------   ---------   --------------
     $.215         714,000         9.70             $.215         298,000        $.215

The options granted prior to June 30, 1998 were originally issued with an exercise price of $.625 per share. In March 1999, the options were repriced at $.215 per share pursuant to a resolution of the Board of Directors. The exercise price has been retroactively restated in the financial statements.

The stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant. In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements for the years ended June 30, 1998 and 1997 or for the nine month periods ended March 31, 1999 and 1998 (unaudited). Had compensation cost for stock-based compensation been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net loss for the years ended June 30, 1998 and 1997 and the nine month periods ended March 31, 1999 and 1998 would have been reduced to the pro forma amounts presented below:

                               VITRIX INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (Continued)

        INFORMATION WITH RESPECT TO MARCH 31, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------
                                     NOTE 6
                        STOCKHOLDERS' EQUITY (CONTINUED):
--------------------------------------------------------------------------------

STOCK OPTIONS (CONTINUED):

                                                             Nine Months
                           Years Ended June 30,            Ended March 31,
                         ------------------------      ------------------------
                           1998           1997           1999           1998
                         ---------      ---------      ---------      ---------
                                                             (unaudited)
NET LOSS:
As reported              $(284,259)     $(272,898)     $ (70,651)     $(233,339)
                         =========      =========      =========      =========
Pro forma                $(289,809)     $(277,848)     $ (90,733)     $(238,889)
                         =========      =========      =========      =========

The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for all grants, expected life of options of three (3) years, risk-free interest rates of eight percent (8%), and a zero percent (0%) dividend yield. The weighted average fair value at date of grant for options granted during the years ended June 30, 1997 and 1996 approximated $.09 and $.05 (unaudited) for grants during the nine month period ended March 31, 1999.

WARRANTS:

During the year ended June 30, 1998, the Company granted warrants to purchase 312,000 shares of the Company's common stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.044 per share. The warrants expire in June 2001. The warrants were issued to certain existing shareholders to prevent dilution in connection with the sale of 2,300,000 shares of the Company's common stock to one of the Company's officers in June 1998.

--------------------------------------------------------------------------------
                                     NOTE 7
                          YEAR 2000 ISSUE: (UNAUDITED)
--------------------------------------------------------------------------------

Like other companies, Vitrix Incorporated could be adversely affected if the computer systems we, our suppliers, or our customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

--------------------------------------------------------------------------------
                                     NOTE 8
                         SUBSEQUENT EVENTS (UNAUDITED):
--------------------------------------------------------------------------------

On April 15, 1999, the Company entered into an Exchange Agreement with FBR Capital Corporation (FBR) in which each share of Vitrix common stock was converted into the right to receive a combination of .9224 shares of FBR common stock and 1.0736 shares of Series B Convertible Preferred Stock of FBR. Each share of FBR Preferred Stock is automatically convertible into one share of FBR Common Stock at such time as FBR has the authorized capital to issue such shares. The aggregate consideration paid in the Acquisition was 7,747,084 shares of FBR common stock and 9,016,988.18 shares of Preferred Stock. The Exchange Agreement also provided for the assumption of outstanding options and warrants to purchase an aggregate of 1,122,000 shares of Vitrix common stock, which will be converted into options and warrants to purchase FBR Common Stock, subject to adjustment for the appropriate exchange ratio.

                             FBR CAPITAL CORPORATION
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

The following unaudited pro forma condensed consolidated financial statements give effect to the merger of FBR Capital Corporation (FBR) and Vitrix Incorporated (Vitrix) pursuant to the Exchange Agreement between the parties, and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not propose to be indicative of the results which actually would have been obtained had the transaction been effected on the dates indicated or of the results which may occur in the future.

The pro forma financial information is based on the purchase method of accounting. As Vitrix is the controlling company after the merger, the merger was accounted for as a reverse merger with Vitrix as the accounting acquirer. There were no pro forma adjustments required in this merger. The pro forma unaudited condensed consolidated statements of operations assume the merger took place on the first day of the period presented, while the pro forma unaudited condensed consolidated balance sheet assumes the merger took place on the balance sheet date.

Effective April 15, 1999, FBR acquired the outstanding capital stock of Vitrix. The acquisition was consummated in accordance with the terms of an Exchange Agreement, dated April 15, 1999, by and among FBR, Vitrix and certain of the Vitrix shareholders who agreed to participate in the merger.

Under the terms of the Exchange Agreement, upon consummation of the merger each outstanding share of Vitrix common stock was converted into the right to receive a combination of .9224 shares of FBR common stock and 1.0736 shares of Series B Convertible Preferred Stock of FBR. Each share of FBR Preferred Stock is automatically convertible into one share of FBR Common Stock at such time as FBR has the authorized capital to issue such shares. The aggregate consideration paid in the merger was 8,592,826 shares of FBR common stock and 10,000,000 shares of Preferred Stock (the "Shares"). The Exchange Agreement also provided for the assumption of outstanding options and warrants to purchase an aggregate of 1,122,000 shares of Vitrix common stock, which have been converted into options and warrants to purchase FBR Common Stock, subject to adjustment for the appropriate exchange ratio.

Giving  effect  to  the  issuance  of  the  Shares,  the  participating   Vitrix
shareholders own approximately 80% of the outstanding shares of FBR Common Stock (assuming conversion of the Preferred Stock into FBR Common Stock) and the prior FBR shareholders own the remaining 20% of the outstanding FBR shares.

                             FBR CAPITAL CORPORATION
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                 March 31, 1999

Pro Forma Financial Information:

The following represents a pro forma condensed consolidated balance sheet as of March 31, 1999 assuming the Company's merger with Vitrix Incorporated was consummated as of that date.

                                     ASSETS

                                             FBR                     Pro Forma
                                           Capital       Vitrix     Consolidated
                                         Corporation  Incorporated    Amounts
                                           --------     --------      --------
Current Assets:
    Cash and cash equivalents              $262,207     $254,903      $517,110
    Investments                               1,827           --         1,827
    Accounts receivable - trade                  --       40,193        40,193
    Inventory                                    --       28,537        28,537
    Other current assets                      3,563       11,714        15,277
                                           --------     --------      --------

        Total Current Assets                267,597      335,347       602,944

Property and equipment, net                      --       53,420        53,420
                                           --------     --------      --------

    Total Assets                           $267,597     $388,767      $656,364
                                           ========     ========      ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Current portion of long-term debt      $ 19,500     $  6,953     $ 26,453
    Accounts payable                          7,776       64,273       72,049
    Accrued liabilities                      11,645       24,116       35,761
                                           --------     --------     --------

         Total Current Liabilities           38,921       95,342      134,263
                                           --------     --------     --------

Long-term debt, less current portion             --       14,282       14,282
                                           --------     --------     --------

Stockholders' Equity                        228,676      279,143      507,819
                                           --------     --------     --------

         Total Liabilities and
           Stockholders' Equity            $267,597     $388,767     $656,364
                                           ========     ========     ========

                             FBR CAPITAL CORPORATION
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                        For the Year Ended June 30, 1998

Pro Forma Financial Information:

The following represents a pro forma condensed consolidated statement of operations for the year ending June 30, 1998, assuming the Company's merger with Vitrix Incorporated was consummated as of July 1, 1997.

                                       FBR                          Pro Forma
                                     Capital          Vitirx       Consolidated
                                   Corporation     Incorporated       Amounts
                                   ------------    ------------    ------------
Revenues                           $         --    $    269,677    $    269,677

Cost of Revenues                             --          95,884          95,884
                                   ------------    ------------    ------------

Gross Profit                                 --         173,793         173,793
                                   ------------    ------------    ------------

Costs and Expenses:
    Sales and marketing                      --         206,214         206,214
    Research and development                 --         117,515         117,515
    General and administrative          122,268         105,073         227,341
                                   ------------    ------------    ------------

         Total Costs and Expenses       122,268         428,802         551,070
                                   ------------    ------------    ------------

Net Loss from Operations               (122,268)       (255,009)       (377,277)

Other Income (Expense):                  15,630         (29,250)        (13,620)
                                   ------------    ------------    ------------

Net Loss                           $   (106,638)   $   (284,259)   $   (390,897)
                                   ============    ============    ============

Basic and Diluted Loss per Share   $      (0.02)                   $      (0.02)
                                   ============                    ============
Weighted Average Number of
  Shares Outstanding (1)              4,648,198                      23,241,024
                                   ============                    ============

(1) To give effect to the issuance of 18,592,826 shares in connection with the merger

                             FBR CAPITAL CORPORATION
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                 For the Nine Month Period Ended March 31, 1999

Pro Forma Financial Information:

The following represents a pro forma condensed consolidated statement of operations for the nine month period ended March 31, 1999, assuming the Company's merger with Vitrix Incorporated was consummated as of July 1, 1998.

                                       FBR                          Pro Forma
                                     Capital          Vitirx       Consolidated
                                   Corporation     Incorporated      Amounts
                                   ------------    ------------    ------------
Revenues                           $         --    $    530,901    $    530,901

Cost of Revenues                             --         164,838         164,838
                                   ------------    ------------    ------------

Gross Profit                                 --         366,063         366,063
                                   ------------    ------------    ------------
Costs and Expenses:
    Sales and marketing                      --         170,630         170,630
    Research and development                 --         140,375         140,375
    General and administrative           77,254         106,102         183,356
                                   ------------    ------------    ------------

         Total Costs and Expenses        77,254         417,107         494,361
                                   ------------    ------------    ------------

Net Loss from Operations                (77,254)        (51,044)       (128,298)

Loss on sale of investment             (216,259)             --        (216,259)
Other Income (Expense):                   6,910         (19,607)        (12,697)
                                   ------------    ------------    ------------

Net Loss                           $   (286,603)   $    (70,651)   $   (357,254)
                                   ============    ============    ============

Basic and Diluted Loss per Share   $      (0.06)                   $      (0.02)
                                   ============                    ============
Weighted Average Number of Shares
  Outstanding (1)                     4,648,198                      23,241,024
                                   ============                    ============

(1) To give effect to the issuance of 18,592,826 shares in connection with the merger